Exhibit 8.2.2

 August 9, 2017

MVP REIT, Inc.
8880 W. Sunset Rd., Suite 240
Las Vegas, Nevada  89148

Ladies and Gentlemen:

We have acted as tax counsel to MVP REIT, Inc., a Maryland corporation (“MVP I”), in connection with the Merger and other transactions contemplated by that certain Agreement and Plan of Merger, dated as of May 26, 2017 (the “Merger Agreement”), by and among MVP I, MVP REIT II, Inc., a Maryland corporation (“MVP II”), MVP Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of MVP II (“Merger Sub”), and MVP Realty Advisors, LLC, a Delaware limited liability company, including the Waiver of Certain Provisions of the Merger Agreement (the “Waiver”) agreed to and acknowledged by the special committee of the board of directors of MVP I dated August 9, 2017.  This opinion letter is being delivered to be filed as an exhibit to the registration statement on Form S-4 (File No. 333-217446) containing the prospectus/proxy statement of MVP I and MVP II filed with the Securities and Exchange Commission on June 16, 2017, as amended and supplemented through the date hereof (the “Registration Statement”).  Capitalized terms not otherwise defined herein shall have the meaning given to them in the Merger Agreement.

You have requested that we render the opinion set forth below in connection with the filing of the Registration Statement relating to the Merger.  In rendering this opinion, we have examined and relied on the following documents, among other items:

1.	The Merger Agreement, including all exhibits thereto;

2.	The Registration Statement;

3.	Letters of certain factual representations of MVP I, MVP II, and Merger Sub, dated as of the date hereof (the “Certificates of Representations”); and

4.
Such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinions below (collectively with the Merger Agreement, the Registration Statement, and the Certificates of Representations, the “Documents”).

In our examination of the Documents, we have assumed that (i) the Merger and other transactions contemplated by the Merger Agreement have been or will be consummated in accordance with the Merger Agreement and as described in the Registration Statement (including satisfaction of all pre-closing covenants) and that such Documents accurately reflect the material facts of such transactions, (ii) all factual representations and statements in the Documents are true and correct and will continue to be true and correct at all relevant times including as of the Closing, (iii) each party who has executed or adopted, or will execute or adopt, the Documents had, or will have, the proper authority and capacity, (iv) any Documents that have been provided to us in draft form will be executed, adopted, and/or filed without material modification, (v) the respective parties to each of the Documents and all parties referred to therein have, and will continue to, act in all respects and at all relevant times in conformity with the requirements and provisions of each of the Documents, and (vi) except to the extent addressed in the Waiver, none of the terms and conditions contained in any of the Documents have been or will be waived or modified in any respect.  Additionally, we have assumed that the Certificates of Representations will be re-executed in substantially the same form by the appropriate representatives and that we will render another opinion as a condition to the closing of the Merger pursuant to Section 8.2(f) of the Merger Agreement on the Closing Date.

MVP REIT, Inc.
August 9, 2017

For purposes of this opinion, we have also assumed that MVP I will qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for each taxable year commencing with its taxable year that ended on December 31, 2013 through the taxable year in which the Merger occurs, and that the applicable REIT opinion of Morrison & Foerster LLP, delivered as of the date hereof or required to be delivered at the closing of the Merger, as the case may be, will be delivered and will be correct.  For purposes of this opinion, we have made certain assumptions or obtained representations (and, with your consent, are relying thereon, without any independent investigation or review thereof).  We are not aware of any material facts or circumstances inconsistent with these assumptions or representations.

Furthermore, as to matters of fact, we have assumed (i) the accuracy of the factual representations contained in the Certificates of Representation, and that each representation contained in the Certificates of Representation, to the best of MVP I’s knowledge, MVP II’s knowledge, or Merger Sub’s knowledge, as applicable, is accurate and complete without regard to such qualification as to the best of the MVP I’s knowledge, MVP II’s knowledge, or Merger Sub’s knowledge, as applicable, (ii) that the Certificates of Representations have been executed by an appropriate and authorized officer of MVP I, MVP II, or Merger Sub, as applicable, and (iii) the genuineness of the signature on the Certificates of Representations.  Where the factual representations in the Certificates of Representations involve terms defined in the Code, the Treasury Regulations thereunder, published rulings of the Internal Revenue Service, or other relevant authority, we have made ourselves available to review with the individuals making such representations the relevant provisions of the Code, the applicable regulations, and published administrative interpretations thereof.  We are not aware of any material facts or circumstances inconsistent with the representations set forth in the Certificates of Representations.  If any of our assumptions described in this opinion are untrue for any reason or if the Merger or any other transaction contemplated by the Merger Agreement is consummated in a manner that is different from the manner in which it is described in any of the Documents, or if there are documents or understandings between the parties that would alter or are inconsistent with the statements made therein, the opinion expressed below may be adversely affected and may not be relied upon.

MVP REIT, Inc.
August 9, 2017

Based on the foregoing and in reliance thereon, and subject thereto and on an analysis of the Code, Treasury Regulations thereunder, judicial authority, and current administrative rulings, such other laws and facts as we have deemed relevant and necessary, and the assumptions, exceptions, limitations, and qualifications set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations – Material U.S. Federal Income Tax Consequences of the Merger,” solely for U.S. Federal income tax purposes, we hereby state our opinion that (i) under current law, the Merger will qualify as a reorganization described in Section 368(a) of the Code, and (ii) the discussions set forth in the Registration Statement under the headings “Material United States Federal Income Tax Considerations – Material U.S. Federal Income Tax Consequences of the Merger” constitute, in all material respects, a fair and accurate summary under current law of the material United States Federal income tax consequences of the Merger.

This opinion is based on the Code, Treasury Regulations thereunder, judicial authority, and current administrative rulings, all as in effect and publicly available as of the date hereof.  The authorities upon which this opinion is based are subject to change or differing interpretations, possibly with retroactive effect.  This opinion represents our legal judgment, but it has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court.

We do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness, or fairness of the statements contained in the Registration Statement (other than the descriptions of law and the legal conclusions contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences of the Merger”).

We express no opinion as to the laws of any jurisdiction other than the Federal income tax laws of the United States of America to the extent specifically referred to herein.  No opinion should be inferred as to (i) any other tax consequences of the Merger or any other transaction contemplated by the Merger Agreement or (ii) the tax consequences of the Merger or any other transaction contemplated by the Merger Agreement under any state, local, or foreign law, or with respect to other areas of U.S. Federal taxation.

This opinion letter is being delivered prior to the consummation of the Merger and any other transactions contemplated by the Merger Agreement and therefore is prospective and dependent on future events.  As required by the Merger Agreement, it is a condition to the closing of the Merger that another opinion of counsel be delivered at such time regarding the matter described in clause (i) of this opinion.

MVP REIT, Inc.
August 9, 2017

This opinion is furnished solely in connection with the transaction described herein and may not be relied upon by any other person without our prior written consent.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented or assumed herein, or of any subsequent changes in applicable law.

Very truly yours,

/s/ Venable LLP